SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified In Its Charter)

Imation Corp.

Clinton Magnolia Master Fund, Ltd.

Clinton Group, Inc.

George E. Hall

Joseph A. De Perio

Robert B. Fernander

Scott R. Arnold

Barry L. Kasoff

W. Brian Maillian

Raymond C. Mikulich

Donald H. Putnam

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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IMATION CORP. SENDS LETTER TO ARLINGTON SHAREHOLDERS HIGHLIGHTING ARLINGTON’S

FALSE AND MISLEADING CLAIMS

Believes Incumbent Board and Management Only Interested in Maintaining Their Lucrative Compensation Versus Running Company Appropriately and in Best Interest of Shareholders

Urges All Shareholders to Vote the Gold Proxy Card for Imation’s Five Highly-Qualified Nominees

Visit www.RISEUPARLINGTON.com For More Information

NEW YORK, May 23, 2016 -- Imation Corp. (“Imation”) (NYSE: IMN), a shareholder of Arlington Asset Investment Corp. (“Arlington” or the “Company”) (NYSE: AI), today sent a letter to Arlington shareholders highlighting a number of false and misleading accusations made by Arlington against Imation. Imation believes Arlington’s smear campaign was designed to deter Arlington shareholders from accurately understanding their voting options with respect to Arlington’s upcoming Annual Meeting of Shareholders on June 9.

Imation urges Arlington shareholders to not be fooled by Arlington’s misstatements and to vote the GOLD proxy card today “FOR” Imation’s five highly-qualified, independent, shareholder-first nominees, who will seek to increase the value of Arlington for the benefit of all Arlington shareholders.

The full text of the letter is below and available at www.RISEUPARLINGTON.com:

May 23, 2016

Dear Fellow Arlington Shareholder:

Arlington Asset Investment Corp.’s (“Arlington” or the “Company”) Annual Meeting is fast approaching. Please join Imation in a key step toward restoring shareholder value at Arlington by voting “FOR” the election of Imation’s five nominees — Scott R. Arnold, Barry L. Kasoff, Raymond C. Mikulich, Donald H. Putnam and W. Brian Maillian — on the GOLD PROXY CARD TODAY. If you have previously signed and returned a white proxy card, it is not too late to change your voting preference. Your vote on the GOLD proxy card is critical in order to protect the value of your investment.

DO NOT BE MISGUIDED BY ARLINGTON’S FALSE AND MISLEADING CLAIMS ABOUT IMATION

Arlington has made a number of false and misleading accusations against Imation during this proxy contest. We believe you deserve to know the truth about Imation, our nominees and our go-forward strategy to restore value at Arlington so that you can make an informed decision at the Arlington Annual Meeting of Shareholders on June 9.

ARLINGTON IS WRONG ABOUT IMATION’S RESTRUCTURING

Arlington has made false statements regarding Imation's ongoing restructuring and compensation paid to the Imation Board during a period in which then-current management was unsuitable to serve.

The truth is Imation’s current Board members identified problems plaguing the company and stepped up to address the situation when then-current management was unequipped to do so. Imation’s directors invested their own cash to support a strategic, value-creating turnaround of Imation, which included a termination of Imation’s underperforming legacy businesses, an aggressive rationalization of corporate overhead (including a sale of the company’s corporate headquarters), an amendment to the company’s cash investment policy, and a revised go-forward business strategy supported by well-calculated acquisitions. Upon completion of Imation’s restructuring plan, Imation will be a leaner, nimbler and more focused company that will be well-positioned for ongoing success.

ARLINGTON IS WRONG ABOUT IMATION’S RELEVANT INDUSTRY EXPERTISE

Arlington has made false statements regarding the industry experience of Imation’s slate. The fact is Arlington’s incumbent slate has no direct mortgaged-backed securities (“MBS”) investing experience outside of its management representatives and lacks the necessary MBS and asset management skills to create value at Arlington. And yet these are people charged with overseeing your investment and management team. Imation’s nominees, on the other hand, have significant expertise in MBS, real estate investing and asset management, and we believe are all far more qualified than Arlington’s incumbent directors.

ARLINGTON HAS MISSTATED OUR INTENTIONS ON DIVIDENDS

Arlington has made false statements implying that we would reduce the Company’s dividend. The fact is we believe management’s inability to generate operating earnings to pay the dividend has led to severe deterioration in book value. Maintaining the current dividend and paying dividends in the future are fundamental to our go-forward strategy. The key distinction is we want to improve operating earnings and reduce risks to ensure the dividend is sustainable and has the potential to be increased in the future.

ARLINGTON HAS GIVEN SHAREHOLDERS FALSE HOPE IN A FULL RETURN OF BOOK VALUE

We have shown in our materials that management has deceived shareholders in its presentation of its true operating earnings and financial health. For years, management has masked poor performance by paying a dividend from capital reserves and new equity financings. Arlington has told shareholders that “book value declines are temporary.” The truth is Arlington covered a substantial part of its hedge in Q1 2016, and a timely return of book value is highly unlikely.

ARLINGTON IS WRONG ABOUT IMATION’S CASH MANAGEMENT PROGRAM

Arlington has misrepresented our cash management program despite our 100% transparency and significant voluntary disclosures. Our investment agreement with the Clinton Group, Inc. for cash management calls for no management fee and a 25% incentive fee based upon value creation subject to a high-water mark. The investment has daily liquidity and has been a profitable, flexible cash management solution for Imation. In fact, we have offered to abandon our proxy contest if the incumbent management team restructures its compensation structure to mimic a no management fee and 25% incentive fee deal. Why are they criticizing something that they are unwilling to do?

ARLINGTON SHAREHOLDERS DESERVE BETTER

We have heard of a number of complaints from fellow shareholders who have received harassing phone calls from Arlington’s representatives. If you are one of those shareholders, please do not hesitate to contact us directly by calling our proxy solicitor at 855-305-0857 or emailing us at riseuparlington@imation.com.

Unfortunately, we have been unable to contact many of you as Arlington has refused to provide us with a copy of its shareholder list. Therefore, you are only hearing one side of the story — the Arlington side, which is riddled with false and misleading claims regarding Imation and its nominees. We invite you to review the materials available at www.RISEUPARLINGTON.com to learn about our nominees and to get a clear and accurate picture of Imation’s strategy for Arlington so that you may make an informed voting decision.

Do not be fooled by Arlington, who is wasting shareholders’ dollars – your money – on this long and costly proxy fight. We urge you to protect the value of your investment and vote the GOLD PROXY CARD TODAY for Imation’s five highly-qualified, independent, shareholder-first nominees, who will seek to increase the value of Arlington for the benefit of all Arlington shareholders.

LEARN MORE AT www.RISEUPARLINGTON.com

Your Vote Is Important. No matter how many shares of Arlington you own, we urge you to vote your GOLD proxy today, to ensure that your instructions are received in a timely manner. Please vote by telephone or Internet by following the instructions on the enclosed GOLD proxy card or by signing, dating and mailing your card in the enclosed envelope.

If any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, they can only vote your shares upon receipt of your specific instructions.

Thank you for your support,

Joseph A. De Perio

Chairman, Imation Corp.

If you have any questions, require assistance with voting your GOLD proxy card, or need additional copies of the proxy materials, please contact our proxy solicitor: OKAPI PARTNERS
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Shareholders Call Toll-Free at: 855-305-0857
E-mail: info@okapipartners.com

About Imation Corp.

Imation (NYSE: IMN) is a holding company that operates through a subsidiary engaged in global data storage and data security business. At the corporate level, there is an ongoing strategic review as Imation expects to seek and explore new opportunities that will allow it to pursue a diverse range of business opportunities and deploy its excess cash. For more information, visit www.imation.com.

Contacts:

Media

Jonathan Gasthalter/Amanda Klein

Gasthalter & Co.

(212) 257-4170

Investors

Okapi Partners

Bruce Goldfarb/Charles Garske

(212) 297-0720

IMATION CORP., ROBERT B. FERNANDER, CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON GROUP, INC., JOSEPH A. DE PERIO, AND GEORGE E. HALL, SCOTT R. ARNOLD, BARRY L. KASOFF, W. BRIAN MAILLIAN, RAYMOND C. MIKULICH, AND DONALD H. PUTNAM (COLLECTIVELY, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ARLINGTON ASSET INVESTMENT CORP., INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE "PROXY SOLICITATION"). ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY IMATION WITH THE SEC ON MAY 4, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCE INDICATED ABOVE.